Exhibit 10.3

Summary of Annual Restricted Stock Unit Award Arrangement with Mr. Ian J. Delahunty

Mr. Delahunty shall receive an annual grant of restricted stock units equal to (i) his annual base salary divided by (ii) the price per common share on the date of grant.